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                                                                    EXHIBIT 99.1


WSi INTERACTIVE CORPORATION                   Symbols: CDNX - WIZ    OTC - WIZZF

                                  NEWS RELEASE

APRIL 7, 2000

WSi INTERACTIVE DEBUTS WIRELESS BROADBAND COMMUNICATIONS NETWORK AT SPRING INTERNET WORLD 2000

At a press conference held today at the Spring Internet World 2000 in Los Angeles, WSi Interactive Corporation demonstrated the wireless streamed video transmission capabilities of the broadband network that it has acquired certain exclusive rights to from Global Communications.

WSi is planning to be a key player in the broadband network arena, which offers unparalleled bi-lateral transmission speed to accommodate High Definition TV transmission over a global broadband network. It is the convergence of the Internet information content with high quality TV and Telephony transmission that forms the nucleus of WSi's vision for the future of the "new" Internet.

A wireless and fiber broadband intranet with seamless access to the Internet offers many advantages for WSi over the traditional web; the most important being that WSi will be able to do true multicasting at very high speeds and send High Definition Television through the broadband network. This is not possible over the existing Internet for two reasons: 1. Internet access to the home or business, in most cases is not at the transmission capability required to deliver HDTV. 2. The current architecture of the Internet today does not accommodate a multi-cast signal to the end user due to incompatibility issues that result from having to send a signal across multiple ISP's.

Mat Matson, President of Global Communications said at the conference, "It is because we share WSi's vision of the future that we are excited to be working with them. The combination of WSi's Internet business and marketing acumen combined with Global's fiber network, software and technology will create boundless opportunity for business growth for WSi".

Other companies providing wireless services include Metricom (Nasdaq:MCOM), Global Crossing (Nasdaq:GLBX).

Global Communications transmission speed is up to 30.5Mbps directly to every user of its network. This is three times faster than the yet to be delivered high-speed cable systems. Global guarantees a speed equivalent to a bi-directional T-1 at all times to a household or business using Global's communication network. It ensures that each user has the ability to make or receive a minimum of 3 simultaneous video (TV quality) phone calls, plus an array of standard voice and data transmissions all at the same time. In


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addition, High Definition Television, movies, and stereo/hi-fidelity radio are also available over the Global Communications network due to its guaranteed line speed.

It should be noted that the transaction between WSi and Global is at the due diligence stage. The Company has secured the exclusive rights to use Global Communication's technology in certain jurisdictions, but it has not yet completed the transactions pending due diligence completion and the negotiation of definitive licence agreements. The cost of implementing the technology is significant and Management of WSi will have to consider many factors before a definitive commitment is made to proceed with this project. When a decision will be made to commit or not commit to the technology, the Company will issue a news release accordingly.

THE BUSINESS OF WSi

WSi INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, and our experience in helping Internet companies build traffic, develop brands, and capitalize on a variety of revenue streams.

In this regard, WSi is modeling itself on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. WSi plans to establish itself as a recognized leader in the Internet economy, by creating a one-stop shop for e-commerce and e-advertising, plus financial information and entertainment.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to

info@ws-i.com / fax: 604 687 4990.

To fax your request please complete the following

NAME:             ______________________________________________

COMPANY:          ______________________________________________

e-mail address:   ______________________________________________

PHONE#:           ______________________________________________

FAX#:             ______________________________________________



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Send by:      E-mail or fax:   yes / no.     Or: e-mail only:    yes / no

Toll free:    1-888-388-4636
Fax:          1-604-687-4990

Website: www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.